UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2021

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
530 Seventh Avenue, Suite 2201
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 28, 2021, Zentalis Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Jefferies LLC and SVB Leerink LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the public offering, issuance and sale by the Company of 3,100,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a public offering price of $48.50 per share, less underwriting discounts and commissions, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-255769) and a related prospectus supplement filed with the Securities and Exchange Commission. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 465,000 shares of its common stock at the public offering price, less underwriting discounts and commissions, which option was exercised in full prior to the closing of the offering. The closing of the offering occurred on July 1, 2021.

The Company estimates the net proceeds from the offering, including from the exercise by the Underwriters of their option to purchase additional shares as described above, will be approximately $162.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering to advance the clinical development of its lead product candidates, ZN-c3 and ZN-c5, advance the development of its other product candidates, including ZN-d5 and ZN-e4, fund new and ongoing research and development activities, and for working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated July 1, 2021, regarding the validity of the shares of common stock to be issued and sold in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 28, 2021, by and among the Company and Morgan Stanley & Co. LLC, Jefferies LLC and SVB Leerink LLC, as representatives of the several underwriters named therein.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: July 1, 2021	By:	/s/ Anthony Y. Sun, M.D.
Anthony Y. Sun, M.D.
President and Chief Executive Officer